                                                                   EXHIBIT 10.26

                                  * CONFIDENTIAL TREATMENT REQUESTED
                                  CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


                    INTERNET SEARCH SERVICE ACCESS AGREEMENT

THIS AGREEMENT ("Agreement") is made as of August 23, 1995 ("Effective Date") between Microsoft Corporation, a Washington corporation ("MS"), with offices at and a mailing address of One Microsoft Way, Redmond, WA 98052-6399, and InfoSeek Corporation, a California corporation ("LICENSOR"), with offices at and a mailing address of 2620 Augustine Dr., Suite 250, Santa Clara, CA 95054.

                                    RECITALS

This Agreement is entered into with reference to the following facts:

A. LICENSOR maintains and makes available to Internet users a search service enabling users to search the Internet (such service is identified in Exhibit A and are referred to herein as the "Service").

B. LICENSOR has agreed to grant certain rights and licenses with respect to the Service as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                                    AGREEMENT

1.       RIGHTS GRANTED.

         1.1 SCOPE. Upon MS's payment of the remuneration described in Section 3 and set forth in Exhibits C and D, LICENSOR hereby grants to MS and each MS Affiliate, to exercise during the Term (as defined in Section 5.1), a worldwide, non-exclusive and fully paid-up license under all of LICENSOR's patents, copyrights, trademarks, trade secrets and other proprietary and intellectual property rights in and to the Service, and to provide means and rights of access to the Service to MS Customers on such terms and conditions as MS or such MS Affiliates determine in their sole discretion.

         1.2 ENUMERATED RIGHTS AND OBLIGATIONS. Without limiting the generality of Section 1.1, LICENSOR expressly acknowledges and agrees that included in the rights granted to MS and MS Affiliates and the obligations of LICENSOR hereunder with respect to the Service are not less than the following rights and obligations:

                  (a) the right to offer MS Customers a hypertext link which enables "point and click" access to computer servers (each such server is referred to herein as a "Mirrored Site") which comprise or are part of a computer network which is accessible to MS Customers (subject only to Section 9.2, such network will be operated on behalf of MS by LICENSOR);

                  (b) the right to authorize access, display, performance, transmission, search, reproduction and other useful rights in connection with each Mirrored Site at MS's (or an MS Affiliate's) sole discretion; and

                  (c) the right to allow an MS Customer the right to publish a "shortcut" (point & click access) to the Mirrored Site.

MS acknowledges and agrees that if at any time LICENSOR no longer operates the Mirrored Sites as provided in part (a) of this Section 1.2, and MS assumes operation of the Mirrored Sites pursuant to Section 9.2, MS will be required to obtain a license to a separate search engine from the University of Massachusetts in order to assist MS in providing the Service that would otherwise be provided by LICENSOR pursuant to this Agreement.

CERTAIN DEFINITIONS. As used herein, the following terms have the following defined meanings:

                  (d) "MS Affiliate" means any person or entity which, directly or indirectly, is controlled by or is under common control with MS, including without limitation The Microsoft Network, L.L.C.

                  (e) "control" means, as to any person or entity, the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  (f) "MS Customer" means any person or entity which is authorized by MS or an MS Affiliate, either directly or indirectly, to utilize the Service, including without limitation (i) "end user" purchasers of MS (or MS Affiliate) software products, (ii) independent content providers for The Microsoft Network ("MSN"), (iii) original equipment manufacturers ("OEMs") which pre-install MS (or MS Affiliate) software on their machines or peripheral devices), and (iv) customers of OEMS.

2.       OPERATION OF MIRRORED SITES; ADVERTISING; USER LOGS; MSN DISCOUNT.

         2.1 OPERATION OF MIRRORED SITES. LICENSOR will maintain and operate such number of Mirrored Sites as are reasonably required by MS to meet the demand of MS Customers for the Service. LICENSOR will deliver and/or make available on the Mirrored Site all updates and enhancements released on the Original Site. Original Site as used herein refers to computer servers run by LICENSOR as part of its publicly available Net Search Service. Following the Effective Date, and throughout the Term, at either party's request, LICENSOR and MS agree to discuss with each other potential cross-marketing and promotional activities intended to increase use of the Mirrored Site(s) and the Original Site. LICENSOR agrees to incorporate page layout templates, including but not limited to graphics, backgrounds and hypertext links, as provided by MS, in order to ensure that the Mirrored Site display output that conforms to the "look and feel" of MS or any MS Affiliate.

         2.2 ADVERTISING. With respect to paid advertising incorporated into the Mirrored Site by LICENSOR or MS, the revenues derived from such advertising will be divided between LICENSOR and MS as described in Exhibit D.

         2.3 USER LOGS. During the Term, LICENSOR will provide MS, on a weekly basis, remotely and in electronic form, with complete log information relating to accesses on the Mirrored Site (the "Logs"), such that MS will have all of the same information that LICENSOR has regarding accesses on the Mirrored Site. MS will have full rights to use the Logs for any external or internal purpose.

         2.4 MSN DISCOUNT. MSN members will be offered a discount in LICENSOR's subscription-only service which is hyperlinked from the Mirrored Site, in an amount to be agreed upon within 60 days following the Effective Date (that is, such plan will be offered to MSN members within such 60-day period). Within 60 days after the parties agree to a discount plan for LICENSOR's subscription-only service, MS will propose a discount plan for customers who wish to subscribe to both LICENSOR's subscription-only service and to become members of MSN.

3. REMUNERATION. In consideration of the rights granted, MS agrees to provide LICENSOR with remuneration as described in Exhibits C and D. If taxes are lawfully imposed and required to be withheld on any remuneration made to LICENSOR by any government authority, MS may deduct such taxes from the amount owed LICENSOR and pay them to the appropriate taxing authority.

4.       WARRANTIES, INDEMNIFICATION AND LIMITATION OF DIRECT LIABILITY.

         4.1      WARRANTIES.

                  (a) BY LICENSOR. LICENSOR represents and warrants for the benefit of MS as follows:

                        (i) LICENSOR has full power and authority to enter into this Agreement;

                        (ii) the Service will perform and operate substantially in accordance with the specifications and quality parameters set forth in Exhibit A;

                        (iii) LICENSOR has the power to convey to MS, without any limitation whatsoever, the rights granted in Section 1;

                        (iv) the Service does not infringe any intellectual property, publicity or privacy rights of any third party and is not defamatory;

                        (v) all obligations owed to third parties with respect to MS's exercise of the rights granted, including royalties, license fees, residuals, deferments, service charges, laboratory charges, fees for artwork and other creative materials, and other similar payments, have either been fully disclosed to MS (as listed in a duly countersigned rider to this Agreement) or are fully paid up by LICENSOR, so that MS will not have any obligations with respect thereto; and

                        (vi) LICENSOR will perform all of its obligations under this Agreement

                  (b) BY MS. MS represents and warrants for the benefit of LICENSOR as follows:

                        (i) MS has full power and authority to enter into this Agreement; and

                        (ii) MS will perform all of its obligations under this Agreement.

         4.2      INDEMNIFICATION.

                  (a) Each party agrees to indemnify, defend, and hold harmless the other party, and its successors, officers, directors, employees and assigns, from and against any and all actions, causes of action, claims, demands, costs, liabilities, expenses and damages arising out of or in connection with any claim which, if true, would be a breach of the warranties and representations set forth herein.

                  (b) If either party requests indemnification pursuant to
Section 4.2(a) ("requesting party"), it will give notice to the party from which indemnification is requested ("requested party") promptly after the receipt of any claim that may be indemnifiable hereunder and afford the requested party the opportunity to control the defense and approve any compromise, settlement, litigation or other resolution or other disposition of such claim except that the requested party will have reasonable approval as to any settlement, and if the requested party unreasonably fails to approve any settlement, it will be responsible for any and all losses, liabilities, damages, costs and expenses (including without limitation reasonable outside attorneys' fees and expenses) in excess of and after the time of the proposed settlement. If the requested party assumes control over an indemnified claim, the requesting party may participate in such defense at its sole cost and expense.

         4.3 LIMITATION OF DIRECT LIABILITY. THIS SECTION 4 CONTAINS THE ONLY WARRANTIES MADE BY LICENSOR AND MS. ANY AND ALL OTHER WARRANTIES OF ANY KIND WHATSOEVER ARE EXPRESSLY EXCLUDED AND DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EACH PARTY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER AS TO THE ORIGINAL SITE OR THE MIRRORED SITE, AND THE TECHNOLOGY DEPLOYED IN CONNECTION THEREWITH. TO THE EXTENT PERMITTED BY LAW, NEITHER PARTY IS LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, ECONOMIC OR PUNITIVE DAMAGES INCURRED BY THE OTHER PARTY (EXCLUDING THIRD PARTY CLAIMS IN RESPECT OF WHICH SUCH PARTY IS ENTITLED TO INDEMNIFICATION) EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER WILL NOT EXCEED THE AMOUNT OF REVENUES DIRECTLY ACCRUING TO SUCH PARTY AS A RESULT OF THE OPERATION OF

THIS AGREEMENT, SO THAT MS'S MAXIMUM LIABILITY WILL BE LIMITED TO ADVERTISING REVENUES ATTRIBUTABLE TO THE OPERATION OF MIRRORED SITES AND LICENSOR'S MAXIMUM LIABILITY WILL BE LIMITED TO ADVERTISING REVENUES ATTRIBUTABLE TO THE OPERATION OF THE MIRRORED SITE AND THE REMUNERATION PAID TO LICENSOR PURSUANT TO SECTION 3.

5.       TERM AND TERMINATION.

         5.1 DURATION OF TERM. This Agreement will be in effect from the Effective Date to the last day of the sixth month following LICENSOR's initial delivery of the Service ("Initial Term"). Following the Initial Term, the Agreement will be considered extended for up to two additional six-month periods by mutual consent unless either party elects to terminate the Agreement by giving not less than 60 days prior written notice to the other party. Such termination after completion of the Initial Term may be for any reason, with or without cause. As used herein, the "Term" means the Initial Term and any such extensions. Notwithstanding the end of the Term, updates and enhancements to the Service due pursuant to Section 2.1 will continue to be delivered by LICENSOR until termination of this Agreement is deemed effective.

         5.2 TERMINATION PRIOR TO EXPIRATION OF INITIAL TERM. During the Initial Term, this Agreement may only be terminated only if there is a Transfer (as defined in Section 9.1) or an event of default occurs, consisting of only the following:

                  (a) either party's failure to perform or comply with any material provision hereof,

                  (b) either party's admission in writing of its inability to pay its debts as they mature, or making of an assignment for the benefit of creditors; or

                  (c) the filing by or against either party of any bankruptcy petition, application under receivership statute, or the like, where such petition or application is not resolved favorably to such party within 60 days.

Termination in the event of a Transfer will be subject to Section 9.1. Termination in the event of the occurrence of an event of default will be effective only upon breach, which will be deemed to have occurred immediately upon the failure of the defaulting party to cure its default within a 30 day period commencing upon the defaulting party's receipt of a notice of default given by the non-defaulting party. Notwithstanding anything to the contrary contained herein, LICENSOR's sole remedy in the event of a default by MS under this Agreement will be a claim for damages against MS, as limited pursuant to
Section 4.3.

         5.3 RIGHTS AND OBLIGATIONS FOLLOWING TERMINATION. Upon completion of the Term, MS will cease providing access to the Service.

6. CONFIDENTIALITY. Each party undertakes to retain in confidence the non-public terms of this Agreement and all other non-public information and know-how disclosed pursuant to this Agreement which is either designated as proprietary and/or confidential or by the nature of the circumstances surrounding disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"); provided that each party may disclose the terms and conditions of this Agreement to its immediate legal and financial consultants in the ordinary course of its business. Each party agrees to use best efforts to protect Confidential Information, which precautions at least as great as those taken to protect its own confidential information. A party's disclosure of Confidential Information as required by government or judicial order is not prohibited by this Agreement, provided that the disclosing party gives the other party prompt notice of such order and assists in the procurement of appropriate protective order (or equivalent) imposed on such disclosure. Nothing contained herein limits either party's right to develop products independently without the use of the other party's Confidential Information. Except as may otherwise be specified in a duly countersigned rider hereto, to the extent not inconsistent with this Section 6, the terms of any non-disclosure agreement(s) entered into between the parties prior to this Agreement expressly survive the execution of this Agreement and are deemed incorporated herein by this reference.

7. CERTAIN NOTICE RIGHTS. If, at any time during the Term, LICENSOR desires to sell outright all of its rights, title and interest in and to the Service, LICENSOR will provide MS with 15 business days' prior notice of such transaction, and LICENSOR will not close such transaction (or enter into a non-cancelable agreement to close such transaction) prior to the end of such 15 business day period. In addition, if LICENSOR solicits proposals from two or more third parties for any such transaction, LICENSOR will concurrently notify MS of such solicitation and the general nature of the proposal (without any requirement to notify MS of the identity of such third parties). Notices under this Section 11 will be deemed Confidential Information of LICENSOR subject to
Section 6 of this Agreement.

8.       INTELLECTUAL PROPERTY.

         8.1 OWNERSHIP. As between the parties, LICENSOR owns or is the authorized licensor of all patents, copyrights, trademarks, trade secrets and other proprietary and intellectual property rights in the Service ("IP Rights").

         8.2 COPYRIGHT NOTICES. If MS assumes operation of the Mirrored Sites, MS will include an appropriate copyright notice for the Service. LICENSOR acknowledges that a Mirrored Site may also contain copyright and patent notices of copyrightable works, including those of MS, provided that no such notices will be featured more prominently than those afforded to LICENSOR.

         8.3 TRADEMARK LICENSE. LICENSOR hereby grants MS the right to use and publish in connection with the distribution, promotion, and licensing of each Mirrored Site all trademarks and tradenames associated with the Service. MS will add the appropriate trademark or tradename symbol or designation (i.e., (TM) or (R)), as indicated by LICENSOR, and will footnote LICENSOR's ownership of such trademark or tradename wherever it is first mentioned in any printed materials relating to a Mirrored Site. MS agree to maintain the quality of each Mirrored Site using LICENSOR's trademarks at a level commensurate with the quality of products previously distributed by MS. The rights granted to MS to use trademarks and tradenames associated with the Service will not preclude MS from creating, developing, applying for and obtaining and otherwise using and enjoying any logos, trademarks and tradenames of its own with respect to its products or a Mirrored Site, nor from applying for and obtaining copyright and/or trademark protection therefor.

9.       ASSIGNMENT AND TRANSFER OF CONTROL.

         9.1      ASSIGNMENT.

                  (a) BY LICENSOR. LICENSOR may assign this Agreement, upon notice to MS, to its parent corporation, or to any wholly-owned domestic subsidiary thereof, without MS's prior written consent, provided that the assignee assumes and agrees in writing to perform all of LICENSOR's executory obligations and LICENSOR guarantees performance by the assignee throughout the Term. In addition, LICENSOR may assign its rights under this Agreement to any person or entity acquiring all or substantially all of the assets of the Service, provided that such assignment will be subject to MS' prior approval, not to be unreasonably withheld. LICENSOR acknowledges and agrees that MS' withholding of consent to an assignment will not be considered unreasonable if the proposed assignment is to a person or entity engaged which is primarily engaged in a business which is directly competitive with either MS Party. Except as expressly provided the immediately preceding sentences, LICENSOR will not assign, sublicense, pledge, hypothecate, transfer or otherwise convey rights under this Agreement, by operation of law or otherwise, or in whole or in part, without MS' prior written consent, which may be withheld for any reason.

         9.2      TRANSFER OF CONTROL.

                  (A) GENERALLY. If any sale or transfer of management or control of or a significant ownership interest in LICENSOR ("Transfer") is anticipated by LICENSOR, LICENSOR will given notice to MS of such Transfer (including the proposed transferee) not less than 30 days prior to the effective date of such Transfer if such transfer is voluntary, or as soon as possible after the Transfer, if such Transfer is involuntary. If such Transfer results in management or control of or a significant ownership interest in LICENSOR or the Service by (A) any software distributor having gross revenue in excess of $100 million or more calculated over its three previous fiscal years, or

(B) any company engaged in the operation of a commercial online service having gross revenue in excess of $20 million or more calculated over the immediately preceding fiscal year or (C) any entity having management or control or a significant ownership interest in an equity included in categories (A) or (B) (any such entity is referred to herein as a "Restricted Transferee"), then MS will have the right to terminate this Agreement on the terms contained in
Section 9.2(b). MS will give notice to LICENSOR of any such termination within 15 days after MS has been advised by LICENSOR of such Transfer or a material change in a proposed Transfer in respect of which LICENSOR has previously given notice to MS. If LICENSOR fails to give notice to MS of a Transfer within the time limits set forth above, to any assignee included in the categories described in (A), (B) or (C) above, then MS, at any time within 30 days after MS actually learns of such Transfer or within 30 days after the effective date of such Transfer, whichever is later, will have the right at its option to terminate this Agreement effective upon the effective date of any such Transfer.

                  (b) MS RIGHTS UPON TERMINATION. If MS elects to terminate this Agreement pursuant to Section 9.2(a), MS will have the right, but not the obligation, upon making payment of the remuneration specified in Section 3 and Exhibits C and D for the balance of the then-current sixth-month period during the Term, by notice to LICENSOR, to procure for MS Customers the ongoing right to access the Service as follows:

                        (i) all updates and enhancements which would otherwise be required to be made available during the then-current sixth-month period of the Term will be made available on the Mirrored Site as provided herein; and

                        (ii)

                  (c) SIGNIFICANT OWNERSHIP INTEREST. Solely for purposes of this Section 9.2, MS and LICENSOR acknowledge and agree that a "significant ownership interest" in an entity means a direct or indirect ownership interest in excess of 25% of the equity of such entity; excluding, however, new equity offerings or venture capital financing rounds.

10.      OTHER PROVISIONS.

         10.1 NO INADVERTENT WAIVER. No waiver of any breach of any provision of this Agreement constitutes a waiver of any prior, concurrent or subsequent breach of the same or any other provisions, and will not be effective unless made in writing and signed by an authorized representative of the waiving party.

         10.2 FORCE MAJEURE. Subject only to the immediately following sentence, neither party is liable for, and will not be considered in default or breach of this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such party's reasonable control and which such party is unable to overcome by the exercise of reasonable diligence, provided that the affected party will use best efforts to resume normal performance. Notwithstanding the immediately preceding sentence, if at any time during the Term, LICENSOR becomes unable to operate the Mirrored Site in accordance with MS' requirements, MS may elect, upon notice to LICENSOR, to terminate this Agreement.

         10.3 SURVIVAL. Sections 1, 3, 4, 6, 8, 9 and 10 survive any termination or expiration of this Agreement.

         10.4 GOVERNING LAW. This Agreement is governed by the laws of the State of Washington, and LICENSOR consents to jurisdiction and venue in the state and federal courts sitting in King County, State of Washington. Process may be served on either party in the manner set forth in Section 11(c) for the delivery of notices or by such other method as is authorized by applicable law or court rule.

         10.5 NOTICES. All notices, authorizations, and requests in connection with this Agreement will be deemed given on the day (i) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or
(ii) sent by air express courier, charges prepaid and addressed as follows (or to such other address as the party to receive the notice or request so designates by written notice to the other):

                      LICENSOR:                 InfoSeek Corporation
                                                Suite 250
                                                2620 Augustine Drive
                                                Santa Clara, CA 95054
                                                Attention:  Steve Kirsch
                               copy to:         Legal Department

                      MS:                       Microsoft Corporation
                                                One Microsoft Way
                                                Redmond, WA 98052-6399
                                                Attention: General Manager,
                                                MSN Systems

                               copy to:         Law and Corporate Affairs

         10.6 PUBLIC ANNOUNCEMENTS. Neither party will issue any press release, advertising or other public announcement concerning its relationship with the other party without the written approval of the other party. Personal email messages (electronic mail from an individual to less than five individuals outside his or her company) are not considered public announcements, but postings in a newsgroup, postings to a mail distribution list, and postings on the World Wide Web are all considered public announcements.

         10.7 RELATIONSHIP OF PARTIES. Neither this Agreement, nor any terms and conditions contained herein may be construed as creating or constituting a partnership, joint venture or agency relationship or as granting a franchise as defined in the Washington Franchise Investment Protection Act, RCW 19.100, as amended, or 16 CFR Section 436.2.

         10.8 REFERENCES TO MS. With respect to all references in this Agreement to MS other than references in Sections 1 through 3, LICENSOR acknowledges and agrees that wherever appropriate, MS's rights will extend equally to MS Affiliates and MS Customers and MS acknowledges and agrees that MS's obligations will extend equally to MS Affiliates and MS Customers. With respect to the rights granted in Section 1 and the delivery requirements set forth in Section 2, such sections state with specificity the rights and obligations of MS Affiliates and MS Customers. With respect to the remuneration payable to LICENSOR pursuant to Section 3, LICENSOR acknowledges and agrees that LICENSOR will look solely to MS for the payment thereof.

         10.9 DISPLAY. At all times during the Term, MS will prominently list the Mirrored Site on MSN.

[This space left blank]

11. ENTIRE AGREEMENT. This Agreement, together with each exhibit hereto, which is incorporated herein by this reference, embodies the entire agreement between the parties and supersedes all previous contemporaneous agreements, understandings and arrangements with respect to the subject matter hereof, whether oral or written, and may be amended only by a written instrument duly signed by authorized representatives of MS and LICENSOR.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement will be deemed originals.

MICROSOFT CORPORATION("MS")               INFOSEEK CORPORATION
                                          ---------------------------------
                                                               ("LICENSOR")

By (signature)                            By (signature)
               ---------------                           ----------------------
Name    /s/ ANTHONY BAY                   Name  /s/ STEVEN KIRSCH
        ----------------------                  ----------------------
Title     OM, MSW SYSTEMS                 Title      PRESIDENT
        ----------------------                  ----------------------
Date          8/23/95                     Date        8/23/95
        ----------------------                  ----------------------

                                          LICENSOR's Federal Employer ID Number
                                          or Social Security Number 77-019870
                                                                    ---------

                                    EXHIBIT A

                            OPERATIONAL DESCRIPTIONS

(Describe with specificity each function that the Service will perform, including management and operations tools to allow us to maintain the database.)

LICENSOR performs full-text search of LICENSOR's web page database based on requests from MS Customers via http protocol over the Internet. LICENSOR returns list of web page addresses and descriptions of such sites that match user request as determined by LICENSOR search engine.

                                    EXHIBIT B

                                DELIVERY SCHEDULE

InfoSeek will make the Mirror site available for use by MS customers by end of calendar day August 23, 1995, incorporating MS look and feel template.

                                    EXHIBIT C

                                  REMUNERATION

No payment is expected or planned for this contract.

                                    EXHIBIT D

                                   ADVERTISING

  The parties will both sell advertising on the Mirrored Site. Advertising prices may be set by each party independently, subject to a minimum price established by LICENSOR, and adhered to by both parties. The initial value of
* the minimum price is [    ] per impression ([ ] for 1000 impressions).
  LICENSOR may change this minimum at any time, with a two week notification period prior to it taking effect.

  As used in the preceding paragraph, an "impression" means each time an individual user accesses a page containing an advertisement on the Mirrored Site. If a page has more than one advertisement, the number of impressions resulting from accessing that page will equal the number of advertisements on the page.

  The parties agree to share available advertising revenue generated by advertisements on the Mirrored Site as described below.

  Each month, an accounting and distribution of advertising revenues will be done according to the following schedule:

  1. All fees payable to third parties resulting from the sale of the advertisement will be deducted prior to the accounting. This would include fees payable to advertising agencies and taxing authorities.

  2.       For each advertisement sold during that next month, the party that
* sold the ad receives [ ] of the net sale (after all fees, including agency fees and taxes).

  3. The net amount remaining is placed in a pool, which is divided on a monthly basis as follows:
*                   a)       The first [       ] is allocated to LICENSOR, as
                             payment for running the service.
*                   b)       The remainder is split evenly on a [       ] basis
                             between LICENSOR and MS.

  The parties will establish reconciliation processes to ensure that their respective proceeds from the sale of advertising are placed in the pool and distributed in accordance with the foregoing.

  Placement of advertising will be done equitably and will be reviewed on a monthly basis.

  Insertion points for advertising will be mutually agreed and each party will equal access to sell all insertion points on a "first-come" basis.

  The parties will consult with each other and act in good faith with respect to the amount of advertising available on a page (e.g., to avoid "clutter") and the equitable sharing of agreed-upon advertising insertion points. If the parties disagree with respect to whether available advertising space has been or is being shared equitably, they will discuss their differences in good faith and will take reasonable positions with respect thereto. Unless otherwise agreed to by both parties, there will be only one advertisement per page, and all advertisements will be the same size.

- --------
* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION

                                    EXHIBIT E

                             DISALLOWED ADVERTISERS

Both parties have the right to disallow advertisements on the Mirrored Site from direct competitors. Each party must provide to the other a list of companies considered direct competitors. This list may be updated at any time, with a 2 week notification period prior to it taking effect (i.e., cessation of such advertisements being displayed on the Mirrored Site). The initial lists of disallowed advertisers are given below.

MS List:

*1.      [                                  ]
*2.      [        ]
*3.      [       ]
*4.      [         ]
*5.      [        ]
*6.      [      ]
*7.      [   ]
*8.      [      ]
*9.      [     ]
*10.     [       ]
*11.     [                             ]
*12.     [                      ]
*13.     [      ]
*14.     [   ]

LICENSOR list:

1.       Architext
2.       Yahoo
3.       Lycos
*4.      [       ]
*5.      [   ]
*6.      [      ]
*7.      [          ]
*8.      [       ]
9.       Open Text
*10.     [               ]
11.      DejaNews

- --------
* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION

                                 AMENDMENT NO. 1
                                       TO
                    INTERNET SEARCH SERVICE ACCESS AGREEMENT

The Internet Search Service Access Agreement ("Agreement) by and between Microsoft Corporation, a Washington corporation ("MS"), with offices at and a mailing address of One Microsoft Way, Redmond, WA 98052-6399, and InfoSeek Corporation, a California corporation ("LICENSOR"), with offices and a mailing address at 2620 Augustine Dr., Suite 250, Santa Clara, CA 95054, executed by MS and Infoseek on August 23, 1995 is hereby amended by this Amendment No. 1 as follows:

1.  The following sentence is added to Section 1.1:

         "The license set forth in this paragraph is non-transferable by MS, except, upon notice to LICENSOR, MS may transfer the license to an MS Affiliate."

2.  The last sentence of Section 2.1 is changed to read as follows:

         "LICENSOR agrees to incorporate page layout templates, including but not limited to graphics, backgrounds and hypertext links, as provided by MS, in order to ensure that the Mirrored Site display output from the Service conforms to the "look and feel" of MS or any MS Affiliate."

3.  Section 2.2 is changed to read as follows:

         "ADVERTISING. With respect to paid advertising incorporated into the Service on the Mirrored Site by LICENSOR or MS, the revenues derived from such advertising will be divided between LICENSOR and MS as described in Exhibit D."

4.  Section 2.3 is changed to read as follows:

         "USER LOGS. During the Term, LICENSOR will provide MS, on a weekly basis, remotely and in electronic form, with complete log information relating to accesses to the Service on the Mirrored Site (the "Logs"), such that MS will have all of the same information of the type shown on Exhibit F that LICENSOR has regarding accesses to the Service on the Mirrored Site. MS will have full rights to use the Logs for any external or internal purpose. The type of information required by this paragraph is shown in Exhibit F."

5.  The last sentence of Section 3 is changed to read as follows:

         "If taxes are lawfully imposed and required to be withheld on any remuneration made to either party to the other by any government authority, the paying party may deduct such taxes from the amount owed the other party and pay them to the appropriate taxing authority."

6.  The last sentence of Section 4.3 is changed to read as follows:

"THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER WILL NOT EXCEED THE AMOUNT OF REVENUES DIRECTLY ACCRUING TO SUCH PARTY AS A RESULT OF THE OPERATION OF THIS AGREEMENT, SO THAT MS'S MAXIMUM LIABILITY WILL BE LIMITED TO MS'S ADVERTISING REVENUES ATTRIBUTABLE TO THE OPERATION OF THE SERVICE ON THE MIRRORED SITES AND LICENSOR'S MAXIMUM LIABILITY WILL BE LIMITED TO LICENSOR'S ADVERTISING REVENUES ATTRIBUTABLE TO THE OPERATION OF THE SERVICE ON THE MIRRORED SITES."

7.  The last sentence of Section 5.2 is changed to read as follows:

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
         "Notwithstanding anything to the contrary contained herein, either party's sole remedy in the event of a default by the other party under this Agreement will be a claim for damages against the defaulting party, as limited pursuant to Section 4.3."

8.  Section 5.3 is changed to read as follows:

         "RIGHTS AND OBLIGATIONS FOLLOWING TERMINATION. Upon completion of the Term, LICENSOR will no longer be obligated to provide access to the Service pursuant to this Agreement."

9. The following words are added after the word "Transfer" in the second line of Section 9.2(a): ", or as soon thereafter as practicable,":

10.  The following sentence is added to Section 10.6:

         "Press releases, advertising or other public announcements submitted for approval and not rejected within two business days shall be deemed approved."

11. Exhibit D is changed to read as shown in Exhibit Dl, attached to this Amendment No. 1.

12.  The first sentence of Exhibit E is changed to read as follows:

         "Both parties have the right to disallow advertisements on the Service on the Mirrored Site from direct competitors."

13.  The third sentence of Exhibit E is changed to read as follows:

         "This list may be updated at any time, with a 1 week notification period prior to it taking effect (i.e. cessation of such advertisements being displayed on the Service on the Mirrored Site)."

14. The following two companies are hereby added to the LICENSOR list of disallowed advertisers set forth in Exhibit E, as items 12 and 13 thereon, respectively.

*        12.      [          ]
*        13.      [         ]

15. Exhibit F, as attached to this Amendment No. 1 is added to the Agreement as Exhibit F.

The parties hereto agree that the terms and provisions of the Agreement as amended hereby shall remain in full force and effect. The effective date of this Amendment No. 1 shall be the date this Amendment No. 1 becomes fully executed by both parties.

ACCEPTED FOR INFOSEEK CORPORATION           ACCEPTED FOR MICROSOFT CORPORATION

By:                                         By:
   -----------------------------                -------------------------------
       Authorized Signature                           Authorized Signature

Print Name: STEVEN T. KIRSCH                Print Name:  DANIEL ROSEN
           ----------------------                       -----------------------
Title:         CHAIRMAN                     Title:       SR. DIRECTOR
      ---------------------------                  ----------------------------
Date:          12/12/95                     Date:          12/18/95
      ---------------------------                  ----------------------------

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* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION

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

                                   EXHIBIT D1

                                   ADVERTISING

   The parties will both sell advertising for the Service on the Mirrored Site. Advertising prices may be set by each party independently, subject to a minimum price established by LICENSOR, and adhered to by both parties. The
* initial value of the minimum price is [ ] per impression ([ ] for 1000 impressions) after the amounts specified in items 1 and 2 below shall have been deducted from the corresponding advertising revenues. LICENSOR may change this minimum at any time, with a two week notification period prior to it taking effect. The party selling the advertising shall be responsible for billing and collecting therefor.

   As used in the preceding paragraph, an "impression" means each time an individual user accesses a page containing an advertisement on Service on the Mirrored Site. If a page has more than one advertisement, the number of impressions resulting from accessing that page will equal the number of advertisements on the page.

   The parties agree to share available revenue generated by advertisements on the Service on the Mirrored Site as described below.

   Each month, an accounting and distribution of advertising revenues will be done according to following schedule:

   1. All fees payable to third parties resulting from the sale of the advertisement will be deducted prior to the accounting. This would include fees payable to advertising agencies and taxing authorities, excluding taxes based on net income or state corporate franchise taxes.

   2.       For each advertisement sold during that month, the party that sold
* the ad receives [ ] of the net proceeds (after the deductions specified in item 1 above).

   3. Any royalties, if any, payable to third party information providers by LICENSOR attributable to the Service on the Mirrored Site shall be deducted from the net proceeds (after the deductions specified in items 1 and 2 above).

   4. The net amount (after the deductions specified in items 1, 2, and 3 above) remaining is placed in a pool, which is divided on a monthly basis as follows:

*           a) The first [      ] is allocated to LICENSOR, as payment for
            running the service. To the extent in any month the advertising revenues balance is insufficient to cover such allocation, such allocation shall be paid out of the subsequent month(s)
*           advertising revenues. The first [      ] is allocated to LICENSOR,
            as payment for running the service. To the extent in any month the advertising revenues balance is insufficient to cover such allocation, such allocation shall be paid out of advertising revenues for the subsequent month(s) until covered in full.

*           b) The remainder is split [      ] on a [       ] basis between
            LICENSOR and MS.

            The parties will establish reconciliation to ensure that their respective proceeds from the sale of advertising are placed in the pool and distributed in accordance with the foregoing.

            Placement of advertising will be done equitably and will be reviewed on a monthly basis. Insertion points for advertising will be mutually agreed and each party will equal access to sell all insertion points on a "first-come" basis.

            The parties will consult with each other and act in good faith with respect to the amount of advertising


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* CONFIDENTIAL TREATMENT REQUESTED
  FOR REDACTED PORTION

                                     3 of 5
available on a page (e.g., to avoid "clutter") and the equitable sharing of agreed-upon advertising insertion points. If the parties disagree with respect to whether available advertising space has been or is being shared equitably, they will discuss their differences in good faith and will take reasonable positions with respect thereto. Unless otherwise agreed to by both parties, there will be only one advertisement per page, and all advertisements will be the same size.

                                     4 of 5

                                    EXHIBIT F

                                     SAMPLE
                                       LOG
                                     REPORT

20/Aug/1995:20:19:50+1700 - 204.157.128.46[Q][Hotel]
http://www2.infoseek.com/Titles?qt=Denmark+International+Studies
20/Aug/1995:20:19:51+1700 - 129.78.89.162[Q][Cathay]
http://www2.infoseek.com/Titles?qt=Chris+Liu
20/Aug/1995:20:19:52+1700 - 128.125.222.190[Q][ISN]
http://www.lib.udel.edu/search/
20/Aug/1995:20:19:50+1700 - 159.212.128.89[c][WDFM]
http://www2.infoseek.com/Query
20/Aug/1995:20:19:51+1700 - 204.215.131.193[c][Winkler]
http://www2.infoseek.com/Query
20/Aug/1995:20:19:52+1700 - 204.31.249.40[c][InfoSeek]http://www2.infoseek.com/
20/Aug/1995:20:19:50+1700 - 199.107.22.60[P][Intel]/Titles?qt=Tax+Lein
20/Aug/1995:20:19:51+1700 - 204.95.60.93[P][Winkler]/Titles?qt=Amateur+Art
20/Aug/1995:20:19:50+1700 - 204.29.16.77[P][Cathay]
/Titles?qt=washington+steelhead+fishing
20/Aug/1995:20:19:50+1700 - 199.35.223.171[C][Cathay]/Titles?qt=movies
20/Aug/1995:20:19:51+1700 - 204.31.231.40[C][WDFM]/Titles?qt=williamsburg
20/Aug/1995:20:19:50+1700 - 128.236.118.55[C][MCI]/Titles?qt=Montel+Jordan
20/Aug/1995:20:19:50+1700 - 153.36.182.61[R][Riddler]-
20/Aug/1995:20:19:51+1700 - 150.203.168.2[R][Apple]-

- ---------------

Key:
date
originating IP address
[
QQuery Page delivered
cInfoseek 'cool sites' page hit
PQuery run on search server
CQuery out of Cache
Rredirect for clicks on ad
rQuery referral URL (every 100th query)
EError during job
BBusy page return (no available search server)
]
[sponsor]
requested URL (usually the query text) or referrer URL (for Q and c)

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